UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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SOLUNA HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLUNA HOLDINGS, INC.

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Soluna Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Soluna Holdings, Inc., a Nevada corporation formerly known as Mechanical Technology, Incorporated (the “Company”), will be held on Thursday June 29, 2023, at 10:00 a.m. The Annual Meeting will be held completely virtually. You will be able to participate in the Annual Meeting as well as vote and submit your questions and examine our stockholder list during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/SLNH2023 and entering the 16-digit control number included on your proxy card (the “Proxy Card”). At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To elect three directors to serve for a three-year term ending at the Company’s annual meeting of stockholders to be held in 2026 and until each such director’s successor is duly elected and qualified.

2.	To ratify the appointment of UHY LLP as the Company’s registered independent public accounting firm for fiscal year 2023.

3.	To approve an amendment to the Company’s articles of incorporation, as amended, to effect a reverse stock split of our Common Stock outstanding or issued and held in treasury at a ratio of between 1-for-5 and 1-for-25, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range (the “Reverse Stock Split”), with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split rounded up to the next whole share; provided, that our Board of Directors may effect the Reverse Stock Split at any time during the one-year period following stockholder approval or may abandon the Reverse Stock Split in its sole discretion.

4.	To approve the Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan

5.	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers.

6.	To select a frequency for future non-binding proposals on executive compensation.

7.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 26, 2023 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as directors of the Company, the ratification of UHY LLP as our independent registered public accounting firm, the reverse stock split proposal and the non-binding advisory proposal on executive compensation.

By Order of the Board of Directors,

/s/ Jessica L. Thomas

Jessica L. Thomas

Corporate Secretary

Albany, New York

May 30, 2023

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you intend to be present (virtually) at the meeting, please vote your shares according to the instructions on the accompanying Proxy Card. The proxy is revocable and will not be used if you attend and vote at the Annual Meeting and vote “in person” at the meeting or otherwise provide notice of your revocation.

SOLUNA HOLDINGS, INC.

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Soluna Holdings, Inc., a Nevada corporation formerly known as Mechanical Technology, Incorporated (referred to in this Proxy Statement as the “Company,” “we,” or “us”), to be voted at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually on Thursday June 29, 2023 at 10:00 a.m., local time. This Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about June 1, 2023.

Record Date and Voting Securities

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about June 1, 2023 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on May 26, 2023 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. On the Record Date, there were 29,637,516 shares of common stock outstanding and one (1) share of Series X Preferred Stock. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting. The Series X Preferred Stock does not have any voting rights except with respect to the reverse split proposal. Each share of Series X Preferred Stock represents 50,000,000 votes that may be voted on Proposal 3; provided that such votes must be counted in the same proportion as the shares of common stock voted on Proposal 3. As an example, if 50.5% of the shares of common stock are voted FOR Proposal 3, 50.5% of the votes cast by the holder of the Series X Preferred Stock will be cast as votes FOR Proposal 3. Holders of common stock and Series X Preferred Stock will vote on Proposal 3 as a single class. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record date with respect to each matter submitted to the stockholders at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 29, 2023.

The Notice of 2023 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

Proxies; Voting of Proxies

The Board is soliciting proxies for use at the Annual Meeting, and such proxy will not be voted at any other meeting. Michael Toporek is the person selected by the Board to serve as proxy with respect to the Annual Meeting. Mr. Toporek is the Executive Committee Chairman of the Company.

Your vote is important. If you are a stockholder of record, whether or not you plan to attend the Annual Meeting via the live webcast, we urge you to submit your proxy to ensure that your vote is counted. You may still view the live webcast of the Annual Meeting and vote in person even if you have already voted by proxy. You may vote in one of the following ways:

●	Vote electronically at the Annual Meeting by attending the live webcast at www.virtualshareholdermeeting. Com/SLNH2023 and follow the instructions on how to vote electronically.

●	Vote online by going to www.proxyvote.com and follow the instructions provided.

●	Vote by phone by calling 1-800-690-6903 and follow the recorded instructions.

●	Vote by mail by voting, signing, and timely mailing your proxy card.

The shares represented by each proxy will be voted in accordance with the directions specified thereby. If you return a properly executed proxy card but do not fill out the voting instructions on the proxy card or if you indicate when voting on the Internet or over the telephone that you wish to vote as recommended by the Board, the shares represented by your proxy, assuming it is not properly revoked pursuant to the instructions below, will be voted by the person named as proxy in accordance with the recommendations of the Board contained in this Proxy Statement.

The Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the person named as proxy will have discretionary authority to vote the shares represented by any properly provided proxy in accordance with his own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. A proxy may be revoked, prior to its exercise, by (i) executing and delivering a later-dated proxy via the Internet, via telephone, or by mail; (ii) delivering written notice of revocations of the proxy to our Secretary prior to the Annual Meeting; or (iii) logging on to the live webcast of the Annual Meeting and voting as directed at the Annual Meeting. Please note that a stockholder’s attendance at the live webcast of the Annual Meeting will not, by itself, revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

If your shares are held in “street name,” as discussed below under the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” you must contact your broker, bank, or other nominee to revoke any prior voting instructions.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee

Many shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer, or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. If your shares of Common Stock are held in street name as of the Record Date, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Annual meeting; alternatively, you can use the voting information form provided by Broadridge to instruct your record owner on how to vote your shares. Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than certain limited routine, uncontested matters, such as the ratification of auditors. In the case of non-routine or contested items, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder thereof. A broker “non-vote” occurs when a proxy is received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares.

If your shares are held of record by a person or institution other than a broker, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of instructions from you will depend on your individual arrangement with that nominee record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

If, as of the Record Date, your shares of Common Stock were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker, bank, or nominee how to vote the shares in your account or “vote” (provide instructions) online at the Annual Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

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Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of 33 1/3% of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors of the Company, as set forth in Proposal No. 1. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected.

Assuming a quorum is present, Proposal 2 (ratification of UHY LLP as the registered independent public accounting firm), Proposal 4 (an amendment to the 2023 Stock Incentive Plan to increase the number of shares which may be used to settle RSUs to 23.75%), Proposal 5 (non-binding advisory vote on executive compensation) and Proposal 6 (frequency of non-binding proposals on executive compensation) will be approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Proposal 3 (proposal to grant the Board authority to effect a reverse stock split) requires the affirmative vote of a majority of the voting power of the outstanding shares of common stock and Series X preferred stock, voting together as a single class.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the vote on any matter submitted to stockholders. As abstentions are not included in calculating votes cast with respect to any proposal, abstentions will have no effect on the outcome of the election of directors or any other proposal submitted to stockholders at the Annual Meeting.

If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not cast for purposes of determining the vote on such matter submitted to the stockholders for a vote. As a result, broker non-votes will have no effect on the outcome of the election of directors or on Proposals 2, 4, 5 and 6.

Format of and Admission to the Annual Meeting

This year we will hold the Annual Meeting in a virtual-only format, which will be conducted over the internet via live webcast. In addition, we may continue to hold our annual meetings using a virtual-only format in future years, even after the pandemic, as we believe that a virtual format is more environmentally-friendly, allows greater stockholder participation, and decreases the costs of holding the annual meeting. We intend to hold our virtual annual meetings in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting.

The Annual Meeting will be held live via the Internet on Thursday, June 29, 2023 at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/SLNH2023. You will not be able to attend the meeting in person. Participation in and attendance at the Annual Meeting is limited to our stockholders of record as of the close of business on May 26, 2023, and other persons holding valid proxies for the Annual Meeting. Online access will begin at 9:45 a.m. Eastern Time, on June 29, 2023, and we encourage you to access the Annual Meeting prior to the start time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SLNH2023, you must enter the 16-digit control number included on your proxy card or, for beneficial owners of shares held in “street name” as discussed above the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” on your voter information form. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SLNH2023.

Stockholders will be able to submit questions via the online platform during a portion of the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/ SLNH2023, typing a question into the “Ask a Question” field, and clicking “submit.” Only questions that are pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://www.solunacomputing.com/investors/. The questions and answers will be available as soon as practicable after the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report to stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Soluna Holdings, Inc, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: hello@soluna.io; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of our annual proxy statement and/or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

We have retained Morrow Sodali to assist with the solicitation of proxies for the Annual Meeting. SHI will pay the fees of Morrow, plus reimbursement of out-of-pocket expenses. Our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile, or email. The Company will pay all costs and expenses incurred in the solicitation of proxies for the Annual Meeting. We will also reimburse banks, brokers, and other nominees for reasonable expenses incurred in forwarding proxy materials to their customers or principals who are the beneficial owners of shares of Common Stock held in street name.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have nine directors on the Board.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated William Hazelip, Thomas J. Marusak, and Michael Toporek for election as directors at the Annual Meeting. William Hazelip, Thomas J. Marusak, and Michael Toporek each currently serve on the Board with terms expiring at the Annual Meeting. If elected at the Annual Meeting, they will each be elected to hold office until our 2026 annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, retirement, disqualification, resignation or removal.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Board of Directors Meetings and Committees – Nominating and Corporate Governance Committee.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described under “Information about Our Directors.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since
Nominees for Election for a Term Expiring at the 2026 Annual Meeting
William Hazelip(1)(3)	44	2021
Thomas J. Marusak(2)(3)	72	2004
Michael Toporek(4)	58	2016
Terms Expiring at the 2025 Annual Meeting
Matthew E. Lipman(4)	44	2016
David C. Michaels(5)	67	2013
Terms Expiring at the 2024 Annual Meeting
Edward R. Hirshfield(2)(3)	51	2016
William P. Phelan(1)(2)(4)	66	2004
John Bottomley(2)(4)	55	2021
John Belizaire	51	2021

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Executive Committee.

(5)	Effective April 21,2023, Mr. Michaels began service as Chief Financial Officer of the Company and resigned from the Audit Committee.

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The Board has determined that Messrs. Bottomley, Hazelip, Hirshfield, Marusak, and Phelan are “independent directors,” as defined by the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board considered the transactions and relationships disclosed under “Certain Relationships and Related Transactions” below. In April 2023 Mr. Michaels was appointed interim chief financial officer and accordingly is no longer an “independent director.”

William Hazelip has served as a member of the Board since February 2021. Since 2015, he has served as Vice President of National Grid PLC, a multinational electricity and gas utility company headquartered in London, England. He has also served as National Grid PLC’s President, Global Transmission (US) from 2017 to 2019 and President of Strategic Growth for National Grid Ventures since August 2019, developing new business opportunities in electric transmission, energy storage, and renewable energy. Prior to joining National Grid, PLC, he was the Managing Director, Business Development at Duke Energy Corporation and the President of Path 15 Transmission, LLC, an independent electric transmission company in California, where he led the acquisition for Duke Energy Corporation. Mr. Hazelip also has extensive experience serving on the board of directors of companies. He currently serves as member of the board of directors of Millennium Pipeline Corporation, a multi-billion dollar natural gas pipeline company, the Vice-Chairman of the board of directors of New York Transco, a growing electric transmission company, and a member of the board of directors representative of Community Offshore Wind, a clean energy joint venture of RWE AG and National Grid plc. Mr. Hazelip began his career as an Area Director for CWL Investments, LLC, a Michigan investor group that owns and operates restaurant franchises including Jimmy John’s Gourmet Sandwich Shops. Mr. Hazelip earned a Bachelor of Arts from Emory University, Atlanta, GA, and an International Master of Business Administration (IMBA) from the Darla Moore School of Business at the University of South Carolina. Mr. Hazelip is an accomplished leader in the energy industry, with deep experience in utility project development, financing, regulation, and operations, which the Board believes, particularly in light of the Company’s involvement with the renewable energy sector as it relates to their cryptocurrency mining subsidiary, qualifies him to serve as a director.

Thomas J. Marusak has served as a member of the Board since December 2004. Additionally, Mr. Marusak served as a member of the Board of Directors of our former subsidiary, MTI Instruments, since April 2011 and has served as a member of the Board of Directors of our subsidiary, SCI, since January 2020. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak was a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004 and served on the Board of Directors of the New York Energy Research and Development Authority from 1998 through 2006. In 2019, Mr. Marusak retired from the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, where he had served for the prior eight years and had participated as a member of the board’s Finance, Compensation, Audit, Investment, and Executive Committees. Additionally, Mr. Marusak has served as a Board member for the following entities in the course of his professional career: Center for Economic Growth (past Chair), Dynabil Corp. (Advisory Board), and the Albany Chamber of Commerce (Executive Board). Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and an M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the Board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

Michael Toporek served as our Chief Executive Officer from November 2020 until May 1, 2023 when he stepped down from that position and was selected as Chairman of the Board as of that date. Mr. Toporek has served as a member of the Board since October 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone XXIV. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joining Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Directors of Capstone Therapeutics Corp. Mr. Toporek has a B.A. in Economics and an M.B.A. from the University of Chicago in Finance/Accounting. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of Common Stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Toporek is one such director.

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Matthew E. Lipman has served as a member of the Board since October 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone Partners Acquisition XXIV, LLC (“Brookstone XXIV”). Mr. Lipman’s responsibilities at Brookstone Partners include identifying and evaluating investment opportunities, performing transaction due diligence, managing the capital structure of portfolio companies, and working with management teams to implement operational and growth strategies. In addition, Mr. Lipman is responsible for executing add-on acquisitions and other portfolio company-related strategic projects. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc., responsible for formulating and executing on complex merger, acquisition, and financing strategies for Fortune 500 companies in the industrial, consumer products, and healthcare sectors. Mr. Lipman currently serves on the Board of Directors of Denison Pharmaceuticals, LLC, Advanced Disaster Recovery Inc., Totalstone, LLC, Harmattan Energy Limited and Capstone Therapeutics Corp. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman brings 20 years of experience working with companies to establish growth strategies and execute acquisitions, is proficient in reading and understanding financial statements, generally accepted accounting principles, and internal controls as a direct result of his investment experience evaluating companies for potential investments and the management of financial reporting and capital structure for three portfolio companies, as well as relevant experience in serving on other boards of directors, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of Common Stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Lipman is one such director.

David C. Michaels has served as a member of the Board since August 2013, served as our Lead Independent Director from June 2016 until April 2023 and as our Chairman of the Board from January 2017 to January 2022. Mr. Michaels was selected as Interim Chief Financial Officer on April 24, 2023. Mr. Michaels served as the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally-recognized economics research and education organization, from October 2008 until his retirement in May 2018. Prior to that, Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax, and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is the Chairman of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Treasurer of the Country Club of Troy. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany and completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director. Effective April 21, 2023, Mr. Michaels will serve as Chief Financial Officer of the Company.

Edward R. Hirshfield has served as a member of the Board since October 2016. He served as a director of our former subsidiary, MTI Instruments, Inc. (“MTI Instruments”), from October 2016 until its sale in April 2022 and of our subsidiary, Soluna Computing, Inc., formerly known as EcoChain, Inc. (“SCI”), since its incorporation in January 2020. Since 2018, Mr. Hirshfield has served as Managing Director in the restructuring group at B. Riley FBR, Inc., a leading financial services provider, where he advises stressed and distressed companies and their constituencies. From 2015 until 2018, Mr. Hirshfield served as a partner at Steppingstone Group, LLC, a special situations private equity fund located in New York. Mr. Hirshfield’s responsibilities in this role included business development activities, conducting extensive credit analysis on target companies, as well as portfolio management. Mr. Hirshfield began his career as a loan officer at CIT Group Inc. and then became a restructuring advisor at a boutique investment bank, CDG Group. In 2003, Mr. Hirshfield moved over to the buy side and joined Longacre Fund Management, LLC, a $2.5 billion distressed debt fund. Mr. Hirshfield continued as a distressed investor at Del Mar Asset Management, LP, Ramius LLC, and most recently Apple Ridge Advisors LLC from 2010 through 2015. Mr. Hirshfield has a B.S. in Applied Mathematics from Union College and an M.B.A. from Fordham University Graduate School of Business. Mr. Hirshfield brings over 20 years of experience understanding and analyzing public and private companies. He has an expertise in providing operational and investment recommendations as well as providing extensive valuation and credit analysis, which the Board believes qualifies him to serve as a director.

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William P. Phelan has served as our Chairman of the Board since January 2022 and as a member of the Board since December 2004. He also served as interim Chief Executive Officer and President of SCI from March 2020 to November 2020, and as interim Vice President of SCI from November 2020 to March 2021. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005 that focuses on the development of online software for commerce. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004, including for a year after it was sold to, and remained a subsidiary of, America Online. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member, an Executive Committee Member, an Investment Committee Chair and a Compensation Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors, Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College and an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, and strategic insight as well as innovation in technology to the Board, which the Board believes qualifies him to serve as a director.

John Bottomley has served as a member of the Board since October 2021. Mr. Bottomley served on the Executive Committee of SCI since January 2021 prior to our acquisition of Soluna Callisto Holdings Inc., formerly known as Soluna Computing, Inc. (“Soluna Callisto”). Mr. Bottomley is the co-founder, Partner and has been Chief Development Officer of v-ridium Europe, since June 2020. Mr. Bottomley has also served as a Deputy Strategy Director at Blockchain Climate Institute, a London-based think tank, since July 2021. From August 2017 to March 2020, Mr. Bottomley served as the SVP, Global Development at Vestas Wind Systems, a market leader in the wind industry. Mr. Bottomley served various leadership roles at GE Capital EFS, from September 2014 to May 2017. He also held numerous executive positions at The AES Corporation, Verde Ventures Ltd and Enron Europe Ltd. Additionally, Mr. Bottomley served various international joint venture boards, including the boards of directors of Vestas-WEB development JV (Italy, Germany and France) from 2018 to 2020, Vestas-WKN joint venture (Poland) from 2018 to 2019, Vestas-GEO joint venture (Poland) from 2018 to 2020 Vestas EMP Holdings (Ireland, Iceland, Uganda and Ghana) from 2018 to 2020, Sowitech, a German based international renewable energy development from 2019 and 2020, GE-Advanced Power JV (U.S.) from 2015 to 2016, GE-Maintream JV (Vietnam) from 2015 to 2016, AES-Innovent (France) from 2009 to 2012, AES-WEL (UK) from 2008 to 2012, and Enron-OPET (Turkey) from 2000 to 2001. Mr. Bottomley has a B.S. in Computer Engineering from Clemson University and an MBA in Finance and International Business from NYU Stern School of Business, and is a Chartered Financial Analyst.

John Belizaire has served as a member of the Board and as Chief Executive Officer of SCI since October 2021 and began service as the Chief Executive Officer of the Company on May 1, 2023. Additionally, Mr. Belizaire served as the Chief Executive Officer of Soluna Callisto from June 2018 until our acquisition of Soluna Callisto in October 2021. He also serves as an Operating Advisor of Pilot Growth Equity, a technology growth equity firm, since October 2020. In addition, Mr. Belizaire serves on the Board of Directors of Center for American Entrepreneurship, since May 2020, and the Board of Directors at BanQu Inc, since June 2018. Mr. Belizaire served as the Managing Partner of NextStage LLC, a venture capital firm, from 2002 to 2016. Since June 2006, Mr. Belizaire was the Co-Founder and Chief Executive Officer of FirstBest Systems, which was acquired by Guidewire Software in September 2016, where he served as a Senior Industry Advisor until May 2017. Since January 1997, Mr. Belizaire was the Co-Founder, President and Chief Executive Officer of TheoryCenter, Inc., which was acquired by BEA Systems, Inc. in November 1999, where he served as a Senior Director, Business Development and Strategic Planning until April 2002. Mr. Belizaire has a B.S. in Computer Science and a Master of Engineering in Computer Science from Cornell University. Mr. Belizaire also attended the Executive Development Program at The Wharton School from 2001 to 2002.

There are no family relationships among any of our directors or executive officers.

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Board Diversity

Board Diversity Matrix (As of May 1, 2023)
Total Number of Directors	9
				Did Not Disclose
	Female	Male	Non-Binary	Gender

Directors		9
Number of Directors who identify in any of the Categories Below:
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		8
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held six official meetings during 2022. All directors attended at least 80% of all meetings of the Board and any Committee of which they were a member during 2022. The Board has no formal policy regarding attendance at our annual meeting of stockholders; directors are, however, encouraged, but not required, to attend any meetings of our stockholders. All directors, at the time of the meeting, virtually attended the 2022 annual meeting of stockholders. Also, beginning on September 2, 2022, the Board of Directors were holding weekly update calls through the remainder of fiscal year 2022, and continuing to the present day.

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and an Executive Committee.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The Audit Committee as of the date of this report consists of Messrs. Hirshfield, Phelan, Marusak (Chair) and Bottomley. The Board has determined that each member of the Audit Committee is independent, as defined under the applicable rules and listing standards of Nasdaq and SEC rules and regulations. In addition, the Board has determined that Mr. Phelan qualifies as an “audit committee financial expert” as defined in the rules and regulations of the SEC. Mr. Phelan’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations, or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

The Audit Committee met four times during 2022. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board and is published on our website at https://www. solunacomputing.com/investors/governance/. The Committee, among other matters, is responsible for the annual appointment of, and for compensating, retaining, overseeing and, where appropriate, replacing, the independent registered public accounting firm as the Company’s auditors, reviews the arrangements for and the results of the auditors’ examination of our books and records, and assists the Board in its oversight of the reliability and integrity of the Company’s accounting policies, financial statements and financial reporting, and disclosure practices, including its system of internal controls, and the establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and company policies. The Audit Committee also reviews the adequacy of charter of the Audit Committee and recommends changes to the Board that it considers necessary or appropriate.

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Nominating and Corporate Governance Committee

The Board has adopted a Nominating and Corporate Governance Committee charter, which is published on our website at https://www.solunacomputing.com/investors/governance/. The Nominating and Corporate Governance Committee consists of Messrs.. Hirshfield (Chairman), Hazelip and Marusak. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined under the applicable rules and listing standards of Nasdaq.

The Nominating and Corporate Governance Committee met once during 2022. The role of the Nominating and Corporate Governance Committee is to assist the Board by: 1) reviewing, identifying, evaluating, and recommending the nomination of Board members; 2) selecting and recommending director candidates to the Board; 3) developing and recommending governance policies of the Company to the Board; 4) addressing governance matters; 5) making recommendations to the Board regarding Board size, composition, and criteria; 6) making recommendations to the Board regarding existing Committees and report on the performance and effectiveness of the Committees to the Board; 7) periodically evaluating the performance of the Board; and 8) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Nominating and Corporate Governance Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity, and sensitivity to current business and corporate governance trends and legal requirements, and that candidates, when warranted, meet applicable director independence standards. The Nominating and Corporate Governance Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

Compensation Committee

The Board has adopted a Compensation Committee charter, which is published on our website at https://www. solunacomputing.com/investors/governance/. The Compensation Committee as of the date of this report consists of Messrs. Phelan (Chairman), Hazelip, and Bottomley. The Board has determined that each member of the Compensation Committee is independent, as defined under the applicable rules and listing standards of Nasdaq and SEC rules and regulations.

The Compensation Committee met five times during 2022. The Compensation Committee is charged with ensuring that the Company’s compensation programs are aligned with Company goals and are adequately designed to attract, motivate, and retain executives and key employees. The role of the Compensation Committee is to assist the Board by:

1) regarding the overall compensation programs, philosophy, and practices of the Company, particularly as it relates to its executive officers, key employees, and directors; 2) reviewing and evaluating Company objectives and goals regarding our Chief Executive Officer’s compensation; 3) determining the compensation program for members of the Board; 4) developing and overseeing the Chief Executive Officer’s process for evaluating the performance objectives and compensation of executive officers; 5) administering the Company’s equity compensation plans; 6) determining succession planning and management development for the Chief Executive Officer and other executive officers; and 7) assisting the Board with other assigned tasks as needed.

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In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule, or regulation, to any other committee of directors appointed by it.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant, outside counsel, or other advisers as it deems appropriate to perform its duties and responsibilities, including the authority to approve the fees payable to such counsel or advisers and any other terms of retention. The Compensation Committee did not engage any such consultants, counsel, or advisers during 2022.

The Compensation Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives, for executives and senior management. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Committee has approval authority regarding the compensation of the Company’s Chief Executive Officer, as well as the Company’s other executive officers after the review of the Chief Executive Officer’s recommendation and the results of such officer’s performance review.

Executive Committee

The Board formed an Executive Committee in January 2022 and adopted an Executive Committee charter, which is published on our website at https://www.solunacomputing.com/investors/governance/. The Executive Committee as of the date of this report consists of Messrs. Phelan (Chairman), Bottomley, Lipman, and Toporek. The Board has determined that each of Mr. Phelan and Mr. Bottomley are independent, as defined under the applicable rules and listing standards of Nasdaq.

The Executive Committee met every other week for a total 22 meetings in fiscal year 2022. The purpose of the Executive Committee is to represent and assist the Board in its review and approval of certain transactions and other matters requiring Board consideration, and to take action, where necessary, appropriate and authorized by the Board during intervals between regular and special meetings of the Board. The Executive Committee has authority to: 1) monitor the management’s performance against the approved budget of record; 2) authorize mining equipment purchase transactions; 3) authorize the price at which equity securities of the Company are sold; 4) authorize the payment of dividends to holders of preferred stock of the Company; and 5) identify and assess business risks and develop and propose recommendations to management and the Board to minimize such risks. Notwithstanding anything in the foregoing, the Executive Committee is not authorized to 1) take any action that requires an adoption by an independent majority of the Board; 2) complete any transaction that would have a material effect on the Company’s financial statements; or 3) complete any transaction that qualifies as a related party transaction.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

●	The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

●	The Compensation Committee oversees the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

●	The Executive Committee is responsible for identifying and assessing business risks and proposing recommendations to management and the full Board. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

●	The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

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We do not believe that the Board’s role in risk oversight has any impact on its leadership structure, as discussed below.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) directors without management present, are held periodically throughout the year. At these executive sessions, the outside directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other executive officers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other executive officers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. As of the date of this report, Michael Toporek will serve as Executive Chairman of the Board and William Phelan will serve as our Lead Independent Director. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. Michael Toporek had served as our Chief Executive Officer since October 2020, and effective May 1, 2023, John Belizaire began service as Chief Executive Officer and Michael Toporek serves as Executive Chairman. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board and the Lead Independent Director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the Board may determine. We believe that this separation of responsibilities also provides a balanced approach to managing the Board and overseeing the Company.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of directors who are highly qualified and experienced, eight of whom are independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s three of the four standing committees – the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee – are comprised solely of independent directors and the Executive Committee, is comprised of a majority of independent directors.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of the Nominating and Corporate Governance Committee, and the Board as a whole, is to achieve a Board that, as a whole, provides effective oversight of the management and business of the Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge, and other qualifications and attributes of the individual directors. Important criteria for Board membership include the following:

●	Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

●	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

●	The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, science, blockchain, energy, and cryptocurrency.

●	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background, and experience.

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The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Corporate Governance Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that most of these criteria have been satisfied, and is actively pursuing the addition of at least one additional director that would help the Board in meeting the diversity goals noted above.

In addition, in accordance with the Nominating and Corporate Governance Committee Charter, the Committee considers the number of boards of directors of other public companies on which a candidate serves. Moreover, directors are expected to act ethically at all times and adhere to the Company’s Code of Conduct and Ethics.

The Nominating and Corporate Governance Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences, and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications, and skills in areas of importance to the Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience, and other directorships, together with the key attributes, experience, and skills viewed as particularly meaningful in providing value to the Board, the Company, and our stockholders.

REPORT OF THE AUDIT COMMITTEE

In accordance with the Committee’s charter, as published on the Company’s website at https://www. solunacomputing.com/investors/governance, management has the primary responsibility for the Company’s financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee, among other matters, is responsible for appointing the Company’s independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence, and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services provided to the Company. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

●	the scope of the annual audit;

●	fees to be paid to the independent registered public accounting firm:

●	the performance of the independent registered public accounting firm;

●	compliance with accounting and financial policies and financial statement presentation; and

●	the procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with Company management and UHY LLP (“UHY”), the Company’s independent registered accounting firm during 2022, the Company’s 2022 annual consolidated financial statements, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of the annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that UHY discussed with management, the ramifications of using such alternative treatments, and other written communications between UHY and management.

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The Audit Committee has received from UHY the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with UHY their independence. The Audit Committee has also concluded that UHY’s performance of non-audit services is compatible with UHY’s independence.

The Audit Committee also discussed with UHY the overall scope and plans for its audit and has met with UHY, with and without management present, to discuss the results of its audit and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with UHY whether there were any audit problems or difficulties, and management’s response.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. This report is provided by the following directors, who constitute the Committee.

Audit Committee:

Mr. David C. Michaels (Former Chairman)*

Mr. Edward R. Hirshfield

Mr. William P. Phelan

Mr. Thomas Marusak (Current Chairman)

Mr. John Bottomley

*At the time of the issuance of the Annual Report on Form 10-K issued on March 31, 2023, Mr. Michaels was Chairman of the Audit Committee. On April 24, 2022 he resigned from the Audit Committee to assume the role of Interim Chief Financial Officer

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected UHY as the Company’s independent registered public accounting firm for fiscal year 2023, and the Board is asking stockholders to ratify that selection. UHY had previously served as the Company’s independent registered public accounting firm from 2012 through 2017 and also served as the Company’s independent registered public accounting firm in 2021 and 2022.

Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of UHY for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of UHY as the Company’s independent registered public accounting firm for the current fiscal year.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain UHY and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

A representative from UHY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

The following sets forth the aggregate fees billed to us for professional services rendered by UHY for the year ended December 31, 2022(1):

Year Ended
December 31,
2022

Audit Fees	$600,000
Audit-Related Fees	––
Tax Fees	21,115
All Other Fees	––
Total	$621,115

The following sets forth the aggregate fees billed to us for professional services rendered by UHY for the year ended December 31, 2021(1):

Year Ended
December 31,
2021

Audit Fees	$475,500
Audit-Related Fees	––
Tax Fees	––
All Other Fees	––
Total	$475,500

(1)	The aggregate amounts included in Audit Fees and Tax Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed or to be billed during those fiscal periods.

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Audit Fees

Audit fees for the fiscal years ended December 31, 2022 and 2021, were for professional services rendered for the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements, including comfort letters, and any applicable Current Reports on Form 8-K and the review of any of our Quarterly Reports on Form 10-Q.

Tax Fees

Tax fees during the fiscal year ended December 31, 2022 were for services related to tax compliance, including the preparation of tax returns and claims for refunds, and tax planning and tax advice, including advice related to proposed transactions.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted the following policies and procedures under which frequently-utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)	Annual audit, quarterly review, and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)	Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities, or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)	Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates, and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)	Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2022 services described under the caption “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2.

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PROPOSAL 3:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-twenty-five (1-for-25) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Nevada, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On December 21, 2022, we received a written notice from Nasdaq (the “Nasdaq Letter”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had been granted a period of 180 calendar days to regain compliance with the Bid Price Requirement.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

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In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum Bid Price Requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the Reverse Stock Split proposal is approved, the outstanding share of Series X Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Articles of Incorporation implementing the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

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Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

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This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

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Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Increase in the Authorized Shares Amendment and Reverse Stock Split, as described below, on May 23, 2023, we issued one share of our Series X Preferred Stock to Mr. David C. Michaels. The terms of the Series X Preferred Stock are set forth in a Certificate of Designation of Series X Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Nevada, and effective on May 19, 2023. The Series X Preferred Stock does not have any voting rights except with respect to the reverse stock split proposal, or otherwise as required by law. With respect to the proposal on the Reverse Stock Split, the outstanding share of Series X Preferred Stock is entitled to 50,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series X Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Series X Preferred Stock are voted FOR Proposal 3, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series X Preferred Stock as votes FOR Proposal 3. Holders of common stock and Series X Preferred Stock will vote on the Reverse Stock Split proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series X Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the common stock. Due to the required proportional voting structure of the Series X Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

If the Reverse Stock Split proposal are approved, the outstanding share of Series X Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Articles of Incorporation implementing the Reverse Stock Split.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL NO. 4

AMENDMENT OF THE 2023 STOCK INCENTIVE PLAN

We currently maintain the 2023 Sock Incentive Plan, or 2023 Plan. We believe that the 2023 Plan is an important part of attracting, retaining and incentivizing highly-qualified employees (“Eligible Participants”)and has provided incentives that align the economic interests of plan participants with those of our stockholders. The 2023 Plan was adopted on February 28, 2023.

The Board is requesting that you approve an amendment to the 2023 Plan. The amendments relate to increasing the number of Shares issuable under the 2023 Plan to 23.75% of the outstanding shares of the Company, up from 9.75%, as originally adopted.

Under the 2023 Plan, as of the Record Date, no equity awards had been granted. The total number of shares authorized to be issued under the 2023 Plan is currently 2,447,928. Using the Company’s closing price on May 23, 2023, this would allow the Company to issue $489,586 worth of shares to Eligible Participants. The Board and management are of the opinion that this number will not be sufficient in the short to medium term to attract, retain and incentivize talented and highly qualified employees. Our calculations suggest that it is prudent to replenish the share reserve at this time. Without the additional shares, we would need to make larger cash payments to Eligible Participants. Cash rewards are unlikely to align them and stockholders in the same way that equity grants will. To enable us to continue offering meaningful equity-based incentives to Eligible Participants, the Board believes that it is both necessary and appropriate to increase the number of shares of Common Stock available for these purposes.

Accordingly, we are asking our stockholders to approve an amendment of the 2023 Plan that would increase the total number of shares of Common Stock available for grant under the 2023 Plan to 23.75% of the outstanding shares. This should meet the Company’s anticipated needs for the medium term, subject to changes in business conditions, the stock price or other trends. The 2023 Plan amendment are exhibited as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

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PROPOSAL NO. 5

ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, the Board is seeking advisory (non-binding) stockholder approval on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote provides stockholders with the opportunity to endorse or not endorse the compensation of our named executive officers.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our strategic goals and success. Under our executive compensation program, our named executive officers receive compensation related to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the Company for both near-term and long-term growth and success. Please read “Executive Compensation” for additional details about our executive compensation programs, including information about fiscal year 2021 and 2022 compensation of our named executive officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

●	aligning management’s incentives with the interests of our stockholders;

●	providing competitive compensation to our named executive officers;

●	rewarding named executive officers for past performance and motivating them to excel in the future; and

●	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs, which include a mix of fixed and performance-based compensation, and the terms of long-term incentive awards granted to our named executive officers, are all designed to motivate our named executive officers to achieve improved performance, align compensation with performance measures and stockholder interests, and enable us to attract, retain, and motivate talented executive officers, while at the same time creating a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the Company’s executive compensation program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers by approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation previously paid or awarded to any executive. The Board and the Compensation Committee value the opinions of our stockholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

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PROPOSAL NO. 6

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive officer compensation should be held every one, two or three years. In satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders of the Company advise that an advisory vote with respect to executive officer compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive officer compensation should be held. If you have no preference, you should abstain.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question, and the Board believes there is a reasonable basis for each of the options.

Some have argued that an annual vote is needed to give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.

Others believe in less frequency. They point out that a less frequent vote would allow stockholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs which are designed to reward performance that promotes long-term stockholder value, and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year.

The Board believes that the most strongly held views on this question favor a three-year advisory vote .

THE BOARD OF DIRECTORS RECOMMENDS FOR PROPOSAL 6 A VOTE “FOR A THREE YEAR ADVISORY VOTE”.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Transactions with Related Persons

We have adopted a written policy requiring that all related person transactions be reported to our executive management and/or the Board and approved or ratified by the Audit Committee. In completing its review of proposed related person transactions, the Audit Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We believe the terms of any transactions with related persons are as fair to us as those obtainable from unaffiliated third parties.

The following is a summary of transactions between the Company and certain related persons, as required to be disclosed under applicable SEC rules, that occurred since January 1, 2021, and any ongoing related relationships with related persons:

MeOH Power, Inc.

On December 18, 2013, MeOH Power, Inc. and the Company executed a Senior Demand Promissory Note (the “Note”) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MeOH Power, Inc. upon the deconsolidation of MeOH Power, Inc. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MeOH Power, Inc. at a rate of $0.07 per share. Interest began accruing on January 1, 2014. The Company recorded a full allowance against the Note. As of December 31, 2022 and December 31, 2021, $341 thousand and $329 thousand, respectively, of principal and interest are available to convert into shares of common stock of MeOH Power, Inc. Any adjustments to the allowance are recorded as miscellaneous expense during the period incurred.

Legal Services

During the years ended December 31, 2022 and December 31, 2021, the Company incurred $22 thousand and $19 thousand, respectively, to Couch White, LLP for legal services associated with contract review. A partner at Couch White, LLP is an immediate family member of one of our Directors.

HEL Transactions

On January 8, 2020, the Company formed SCI as a wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with this new business line, SCI established a facility to mine cryptocurrencies and integrate with the blockchain network. Pursuant to an Operating and Management Agreement dated January 13, 2020, by and between SCI and HEL, HEL assisted the Company, and later SCI, in developing, and is now operating, the cryptocurrency mining facility. The Operating and Management Agreement required, among other things, that HEL provide project sourcing services to SCI, including acquisition negotiations and establishing an operating model, investments/financing timeline, and a project development path, as well as developmental and operational services, as directed by SCI, with respect to the applicable cryptocurrency mining facility in exchange for SCI’s payment to HEL of a one-time management fee ranging from $65,000 to $350,000 and profit-based success payments in the event that SCI achieved explicit profitability thresholds. These agreements also provided that once aggregate earnings before interest, taxes, depreciation, and amortization of the applicable mine exceeded the total amount of funding provided by SCI to HEL (whether pursuant to the applicable agreement or otherwise) for the purposes of creating, developing, assembling, and constructing the mine, HEL was entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation, and amortization of the mine. $237 thousand of payments were made for fiscal year 2021, as certain thresholds pursuant to the Operating and Management Agreement were achieved.

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Pursuant to the Operating and Management Agreement, during the developmental phase of the cryptocurrency mining facility, which ended on March 14, 2020, HEL gathered and analyzed information with respect to SCI’s cryptocurrency mining efforts and produced budgets, financial models, and technical and operational plans, including a detailed business plan, that it delivered to SCI in March 2020 (the “Deliverables”), all of which was designed to assist with the efficient implementation of a cryptocurrency mine. The agreement provided that, following SCI’s acceptance of the Deliverables, which occurred on March 23, 2020, HEL, on behalf of SCI, would commence operations of the cryptocurrency mine in a manner that would allow SCI to mine and sell cryptocurrency. In that regard, on May 21, 2020, SCI acquired the intellectual property of GigaWatt, Inc. (“GigaWatt”) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. The acquired assets formed the beginning of SCI’s cryptocurrency mining operation. SCI sells all cryptocurrency it mines for U.S. dollars and is not in the business of accumulating cryptocurrency on the Company’s balance sheet for speculative gains. On October 22, 2020, SCI loaned HEL $112 thousand to acquire additional assets from the bankruptcy trustee for GigaWatt’s assets. On the same day, HEL transferred title of the assets to SCI, which under the terms thereof paid off the note.

On November 19, 2020, SCI and HEL entered into a second Operating and Management Agreement related to a potential location for a cryptocurrency mine in the southeast United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management Agreement noted above, HEL was entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI paid HEL $221 thousand for the fiscal year ended December 31, 2021 related to the one-time fees.

On December 1, 2020, SCI and HEL entered into a third Operating and Management Agreement with respect to a potential location for a cryptocurrency mine in the Southwestern United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management agreement noted above, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI did not make any payments in 2021 as this target location did not meet the business requirements to continue pursuing the potential acquisition, and as a result SCI did not make any further payments to HEL under this agreement.

On February 8, 2021, SCI and HEL entered into a fourth Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management agreement noted above, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI paid HEL $544 thousand for the fiscal year ended December 31, 2021 in relation to the one-time fees.

For the fiscal year ended December 31, 2021, the Company paid $245 thousand in expense reimbursements and other related fees in addition to the Operating and Management payments.

Each Operating and Management Agreement, all of which were terminated effective November 5, 2021, pursuant to the Termination Agreement, among other things, required that HEL provide project sourcing services to SCI, including acquisition negotiations and establishing an operating model, investments/financing timeline, and project development path. The Company made one final payment to HEL in the first quarter of 2022 of $50 thousand to settle all final Operating and Management Agreements.

Simultaneously with entering into the initial Operating and Management Agreement with HEL, the Company, pursuant to a purchase agreement it entered into with HEL, made a strategic investment in HEL by purchasing 158,730 Class A Preferred Shares of HEL for an aggregate purchase price of $500 thousand on January 13, 2020. After acceptance of the Deliverables, as required by the terms of the purchase agreement, on March 23, 2020, the Company purchased an additional 79,365 Class A Preferred Shares of HEL for an aggregate purchase price of $250 thousand. The Company also has the right, but not the obligation, to purchase additional equity securities of HEL and its subsidiaries (including additional Class A Preferred Shares of HEL) if HEL secured certain levels or types of project financing with respect to its own wind power generation facilities. Each preferred share may be converted at any time and without payment of additional consideration, into Common shares. The Company additionally entered into a Side Letter Agreement, dated January 13, 2020, with HEL Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 57.9% of HEL and is controlled by a Brookstone Partners-affiliated director of the Company. The Side Letter Agreement provides for the transfer to the Company, without the payment of any consideration by the Company, of additional Class A Preferred Shares of HEL in the event HEL issues additional equity below agreed-upon valuation thresholds.

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On October 29, 2021, we completed the Soluna Callisto acquisition pursuant to the Merger Agreement. The purpose of the transaction was for SCI to acquire substantially all of the assets (other than those assets physically located in Morocco) formerly held by HEL, which assets consisted of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed expressly for this purpose, and to provide SCI with the opportunity to directly employ or retain the services of four individuals whose services it had retained through HEL prior to the merger. As a result of the merger, each share of common stock of Soluna Callisto issued and outstanding immediately prior to the effective time of the merger, other than shares owned by the Company or any of our subsidiaries, was cancelled and converted into the right to receive a proportionate share of the Merger Consideration.

As part of the Merger Agreement, Soluna Holdings, Inc. has received a certificate that SCI US Holdings LLC, a Delaware limited liability company, is the sole Effective Time Holder of the Merger Shares.  Due to conditions being met within the Merger Agreement in relation to energization and retention of employees, Soluna Holdings, Inc. has advised the Effective Time Holder that 495,000 shares of Merger Stock were issued as part of the Merger Consideration on May 26, 2023. The Effective Time Holder has consented to the issuance of such shares as required under Section 2.7(a)(ii)(C) of the Merger Agreement and has directed Soluna Holdings, Inc. to issue such Merger Stock to its affiliate, Harmattan Energy, Ltd.

In connection with the Soluna Callisto acquisition, effective as of October 29, 2021, upon and subject to the terms and conditions of the Termination Agreement, on November 5, 2021: (1) the existing Operating and Management Agreements between HEL and SCI were terminated in all respects; and (2)(A) SCI paid HEL $725,000, (B) SHI issued to HEL the Termination Shares, and (C) HEL and SHI entered into an Amended and Restated Contingent Rights Agreement that, among other things, amended the existing Contingent Rights Agreement by and between HEL and SHI, dated January 13, 2020, to provide SHI the right to invest directly in certain cryptocurrency mining opportunities being pursued by HEL. SHI filed a registration statement with the SEC to register the resale of the Termination Shares on February 14, 2022.

Several of HEL’s equity holders are affiliated with Brookstone Partners, the investment firm that holds an equity interest in the Company through Brookstone Partners Acquisition XXIV, LLC. The Company’s two Brookstone-affiliated directors also serve as directors and, in one case, as an officer, of HEL and also have ownership interest in HEL. In light of these relationships, the various transactions by and between the Company and SCI, on the one hand, and HEL, on the other hand, were negotiated on behalf of the Company and SCI via an independent investment committee of the Board and separate legal representation. The transactions were subsequently unanimously approved by both the independent investment committee and the full Board.

Five of the Company’s directors have various affiliations with HEL.

Michael Toporek, the Chief Executive Officer and a director of the Company, owns (i) 90% of the equity of Soluna Technologies Investment I, LLC, which owns 57.9% of HEL and (ii) 100% of the equity of MJT Park Investors, Inc., which owns 3.1% of HEL, in each case, on a fully-diluted basis. Mr. Toporek does not own directly, or indirectly, any equity interest in Tera Joule, LLC, which owns 9.2% of HEL; however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in HEL.

In addition, one of the Company’s directors, Matthew E. Lipman, serves as a director and currently acting as President of HEL. Mr. Lipman does not directly own any equity interest in Tera Joule, LLC, which owns 9.2% of HEL; however, as a result of his position as a director and officer of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in HEL. As a result, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with HEL for the year ended December 31, 2022 was $0 and $0.

John Belizaire and John Bottomley, who were elected to the Board upon the effective time of SCI’s acquisition of Soluna Callisto, serve as directors of HEL. In addition, Mr. Belizaire is the beneficial owner of 1,317,567 shares of common stock of HEL and 102,380 Class Seed Preferred shares, which are convertible into 86,763 shares of common stock of HEL. These interests give Mr. Belizaire an ownership of 10.54% in HEL. Mr. Belizaire also owns an interest in HEL indirectly through his 5.0139% interest of Tera Joule, LLC’s 965,945 Class Seed Preferred shares, which are convertible into 818,596 shares of common stock of HEL. Mr. Bottomley is the beneficial owner of 96,189, or approximately 0.72%, of the outstanding shares of common stock of HEL.

Finally, William P. Phelan, Chairman of the Board, served as an observer on HEL’s board of directors on behalf of the Company through March 2021.

The Company’s investment in HEL was initially carried at the cost of investment and was $750 thousand. Based on evaluation of projections for the Company’s investment in HEL, the Company fully impaired the equity investment of $750 thousand as of December 31, 2022, writing it down to $0.

The Company owned approximately 1.79% of HEL, calculated on a converted fully-diluted basis, as of December 31, 2022. The Company may enter into additional transactions with HEL in the future.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our directors, our executive officers, and persons who beneficially own of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of all Forms 3, 4, and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year except as follows: one Form 4 were filed late by each by Mr. Michaels, Mr. Hirshfield, Mr. Marusak, Mr. Bottomley, Mr. Phelan, Mr. Lipman, and Mr. Hazelip.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF CONDUCT AND ETHICS

We have adopted a Code of Conduct and Ethics for employees, officers and directors. A copy of the Code of Conduct and Ethics is available on our website at https://www.solunacomputing.com/investors/governance.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Jessica L. Thomas, age 49, joined the Company as our Chief Financial Officer in July 2020 through July 2022 and currently serves as the Company’s Chief Accounting Officer beginning in August 2022. Ms. Thomas supervises the Company’s financial reporting, treasury, human resources, and risk management. Prior to her employment with the Company, Ms. Thomas served as Director of Optimization for Pregis, LLC, a provider of protective packaging materials, from 2014 through July 2020, where she was responsible for operations, system, and financial optimization. From 2009 through 2014, Ms. Thomas worked at Plasan NA as Manager of Budget & Control and Financial Planning & Analysis and was also responsible for compliance with government contracting, including monitoring compliance with Defense Contract Audit Agency and Federal Acquisition Regulations. From 2007 to 2009, Ms. Thomas was a Senior Staff Auditor at Cruden & Company, CPA’s PLLC. Ms. Thomas has also held positions in the banking industry as an officer at Key Bank and a Bank Branch Manager at M&T Bank. Ms. Thomas received a bachelor’s degree in Business Administration and Accounting from Siena College and an M.B.A. in Finance & International Finance from Northeastern University. Ms. Thomas obtained her Certified Public Accountant license in May 2009, has been a member of the American Institute of Certified Public Accountants (AICPA) since 2005, and holds the Chartered Global Management Accountant (CGMA) designation.

Mary O’Reilly, age 46, joined the Company as our Chief People Officer in September 2021. Ms. O’Reilly oversees the operations and initiatives that affect employee experience and company culture. Ms. O’Reilly has a long tenure as a Human Resource executive in various tech startups and large public organizations such as Viacom, Inc., CBS Corp., Alloy Media & Marketing. She has experience in organization design, employment law, risk management, benefits and payroll management, conflict resolution and employee relations. Over the past several years, Ms. O’Reilly worked as VP of Human Resources for Viacom, Inc. from June 2017 to December 2020, Farm Sanctuary as Chief Operating Officer from January 2020 to December 2020, and Founder of SHINE People from 2008 through 2021.

Our executive officers are elected or appointed by the Board and hold their respective offices until their respective successors are elected and qualified or until their earlier resignation or removal.

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EXECUTIVE COMPENSATION

Compensation Philosophy

The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan, thereby enhancing stockholder value, while recognizing and rewarding individual and Company performance. These compensation policies include: (i) an overall management compensation program that is competitive with companies of similar size or within our industries and (ii) long-term incentive compensation in the form of stock-based compensation that is aimed towards encouraging management to continue to focus on stockholder returns. Our executive compensation program ties a substantial portion of our executives’ overall compensation to key strategic, financial, and operational goals, including: establishing and maintaining customer relationships; signing original equipment manufacturer agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

We believe that potential equity ownership in the Company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short-term and long-term performance while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

The Compensation Committee of the Board, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short-term and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

The following table sets forth the total compensation awarded to, earned by, or paid to, for services rendered in all capacities to the Company during the fiscal years ended December 31, 2022 and December 31, 2021, our “named executive officers,” as defined in SEC rules .

SUMMARY COMPENSATION TABLE

Name and Principal		Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total
Position	Year	($)	($)	($)(1)		($)(1)		($)	($)	($)	($)
Michael Toporek
Executive Chairman of the Board and Former Chief Executive Officer (9)	2022	313,846									313,846
	2021	240,423	125,000			3,420,000	(2)				3,785,423

John Belizaire
Current Chief Executive Officer of Soluna Holdings, Inc. and Chief Executive Officer of Soluna Computing Inc. (10)	2022	350,000									350,000
	2021	47,115	29,167	1,057,583	(5)						1,133,865

Jessica L. Thomas
Chief Accounting Officer and Former Chief Financial Officer	2022	250,000		11,200	(4)						261,200
	2021	233,482	50,000	347,250	(3)						630,732

Philip Patman, Jr.	2022	121,154		129,659	(6)						250,813
Chief Financial Officer (6)

Mary O’Reilly
Chief People Officer
	2022	285,000		13,440	(7)	—		—	—	—	298,440
	2021	65,769	15,346	180,784	(8)			—	—	—	261,899

(1)	Amounts shown are the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). Please see Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for details on assumptions used to determine grant date fair value of the awards.

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(2)	Mr. Toporek was granted 500,000 stock options with an exercise price of $6.84 per share. The stock options vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each such anniversary and expire five years after each applicable vesting date.

(3)	Ms. Thomas was granted 25,000 restricted stock units on November 23, 2021.

(4)	Ms. Thomas was granted 10,000 restricted stock units on November 1, 2022

(5)	Mr. Belizaire was granted 84,171 restricted stock awards and 3,026 restricted stock units on November 1, 2021.

(6)	Mr. Patman, Jr. was hired as Chief Financial Officer effective August 16, 2022. Mr. Patman, Jr. was granted 38,820 of restricted stock units on August 25, 2022. Mr. Patman, Jr. resigned on April 21, 2023, however, his restricted stock units were accelerated prior to original vesting.

(7)	Ms. O’Reilly was granted 12,000 restricted stock units on November 1, 2022.

(8)	Ms. O’Reilly was granted 14,782 restricted stock units on November 1, 2021.

(9)	Effective May 1, 2023, Mr. Toporek resigned as Chief Executive Officer of Soluna Holdings, Inc. and was appointed Executive Chairman of the Board of Directors.

(10)	Effective May 1, 2023, Mr. Belizaire was appointed as Chief Executive Officer of Soluna Holdings, Inc.

Base Salary and Cash Incentives of our Chief Executive Officer and Chief Financial Officer

As further described below, pursuant to his employment agreement with the Company, Mr. Toporek is entitled to receive an annual base salary of $300,000 or such higher figure as may be agreed upon from time to time by the Board. Mr. Toporek is also eligible to receive an annual bonus in accordance with our executive bonus program, which is established annually by the Board at its sole discretion, and, at our sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board. Mr. Toporek is also eligible to receive options to purchase shares of Common Stock or other equity awards under our equity incentive plans in such amounts as determined by the Board, and is entitled to such employee benefits, if any, as are generally provided to our full-time employees.

In May 2021, the Compensation Committee approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee. Further, the Compensation Committee approved a one-time grant of stock options to purchase 500,000 shares of Common Stock. The stock options vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each anniversary. The stock options expire five years after each applicable vesting date.

On June 9, 2021, the Compensation Committee approved an increase in the base compensation payable to Ms. Thomas from $159,650 to $200,000 per year, in her role as Chief Financial Officer in fiscal year 2021. On September 20, 2021, the Compensation Committee approved an increase in the base compensation payable to Ms. Thomas from $200,000 to $250,000 per year in her role as Chief Financial Officer. Ms. Thomas’s base salary did not change when she resigned as Chief Financial Officer in August 2022 and became the Company’s Chief Accounting Officer.

In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or Company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance-based.

We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational, and financial goals. We believe that this strategy places the desired proportionate level of risk and reward on performance by the executive officers.

While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and Company performance.

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Employment Agreements

Michael Toporek

In connection with the employment of Michael Toporek as our Chief Executive Officer, effective as of January 14, 2022, the Company entered into an employment agreement with Michael Toporek (the “Toporek Employment Agreement”), which was approved by the Compensation Committee.

Pursuant to the Toporek Employment Agreement, Mr. Toporek agreed to continue to serve as our Chief Executive Officer for an initial term of three years, to be extended automatically for successive one-year periods, in consideration for an annual cash salary of $300,000, which will be subject to annual review by the Board or the Compensation Committee and may be increased from time to time by the Board or the Compensation Committee (“Toporek Base Salary”). The Toporek Employment Agreement provides for (i) annual performance bonuses based on attainment of one or more individual or business performance goals proposed by Mr. Toporek and approved by the Compensation Committee in its sole discretion (the “Annual Performance Bonus” and such target Annual Performance Bonus for a given calendar year, the “Target Performance Bonus”); (ii) a one-time option previously granted by the Compensation Committee on May 13, 2021, to purchase 500,000 shares of the Common Stock at a per -share exercise price equal to $6.84 per share, subject to vesting over a three-year period after the grant date and all of the other terms and conditions of the 2021 Plan and an individual award agreement entered into between the Company and Mr. Toporek; (iii) future outperformance awards upon attainment of each Market Capitalization Growth Target (as defined in the Toporek Employment Agreement) which will be fully vested upon grant and delivered subject to certain conditions as set forth in the Toporek Employment Agreement; and (iv) eligibility for employee benefit plans in effect until Mr. Toporek’s employment with the Company is terminated.

Pursuant to the Toporek Employment Agreement, if Mr. Toporek is terminated for any reason other than termination without cause or resignation for good reason, he is entitled to receive (i) a lump sum payment in the amount equal to the sum of Mr. Toporek’s earned but unpaid Toporek Base Salary through the date of termination, (ii) his earned but unpaid Annual Performance Bonus for the calendar year preceding the date of termination, (iii) his accrued but unused vacation days as of the date of termination, (iv) reimbursement for any unreimbursed business expenses incurred through the date of termination, and (v) any other benefits or rights Mr. Toporek will have accrued or earned through his date of termination under the terms of any employee benefit plan. Additionally, if Mr. Toporek is terminated without cause or he resigns for good reason, subject to satisfaction of certain release conditions, he will also be entitled to coverage under any health insurance plan covering Mr. Toporek for 12 months after the termination of his employment, one year of his then-current Toporek Base Salary and the Target Performance Bonus for the calendar year containing the date of termination, both paid in a single lump sum in cash on the first regular Company payroll date next following the 60th calendar day following the date of termination.

Effective May 1, 2023, Mr. Toporek stepped down from the role of Chief Executive Officer and assumed the role of Executive Chairman of the Board. In conjunction with the resignment and appointment to Executive Chairman of the Board, there will be an amendment and new agreement to Mr. Toporek’s current employment role, which is still currently being reviewed and amended as of the date of this report.

John Belizaire

Pursuant to the Merger with Soluna Callisto, Soluna Computing, Inc. and John Belizaire entered into an employment agreement, dated as of October 29, 2021, pursuant to which Mr. Belizaire would serves as President and Chief Executive Officer of Soluna Computing Inc. The employment agreement provided for an initial term beginning on October 29, 2021, the effective date of the Merger, and ending 36 months thereafter and, unless either party provides written notice that the agreement will not be renewed, will be automatically renewed for an additional 12-month period on the third and each subsequent anniversary date of the effective date of the Merger.

The agreement provided for an annual base salary of $350,000, an annual cash performance bonus of up to $175,000, an annual grant of restricted stock units (“RSUs”) with an aggregate grant date fair value of up to $175,000, and a one-time “sign-on” grant of RSUs with a value equal to $811,410. The amount of the annual performance bonus Mr. Belizaire would actually receive will be based on his attainment of company and/or personal performance objectives (“key performance objectives”) approved by the Company’s Board of Directors with respect to Mr. Belizaire for each calendar year, with the performance bonus prorated on a proportionate basis if he achieves at least 75%, but less than 100%, of the applicable key performance objectives.

Each annual RSU award will vest on a proportionate basis if Mr. Belizaire achieves at least 75% of his applicable key performance objectives, with the RSUs becoming fully vested if he achieves 100% of such key performance objectives.

The agreement provided that the Company will issue the RSUs constituting the one-time sign-on grant within 60 days following the effective date of the Merger, or December 28, 2021, subject to Mr. Belizaire’s continued employment on the date of issuance, and they were issued on October 29, 2021, the effective date of the Merger. One-third of such RSUs will vest on the 12-month anniversary of the date of grant, or October 29, 2022, with one-twenty-fourth of the remaining two-thirds vesting upon the last day of each complete month after October 29, 2022, in each case assuming that Mr. Belizaire is still providing services to Soluna Computing, Inc. in the capacity of an employee, officer, director, consultant, or advisor on the applicable vesting date.

Any unvested RSUs will become fully vested upon the termination of Mr. Belizaire’s employment by Soluna Computing, Inc. without Cause or by Mr. Belizaire for Good Reason, or upon a Change of Control, each as defined in the agreement.

The agreement also provides that it will terminate immediately upon Mr. Belizaire’s death or the determination that he is Disabled, as defined in the agreement. In addition, Soluna Computing, Inc. may terminate Mr. Belizaire’s employment for or other than for Cause and Mr. Belizaire may terminate his employment for or other than for Good Reason. If EcoChain terminates Mr. Belizaire’s employment other than for Cause or Mr. Belizaire terminates his employment for Good Reason, then in addition to any accrued salary and other payments and benefits earned to date, assuming Mr. Belizaire has executed and delivered to Soluna Computing, Inc. a general release of claims and does not revoke or breach any provision thereof, he will receive: (i) a severance payment equal to his then-current base salary for a period of six-months; (ii) any amount of his performance bonus earned for the most recently-completed calendar year based on attainment of the applicable key performance objectives for such year, to the extent unpaid as of his termination date; (iii) any amount of his performance bonus earned for the current calendar year based on attainment of the applicable key performance objectives for such year, prorated based on the number of days Mr. Belizaire was employed during such year; and (iv) if he is eligible for and elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), continued copayment by Soluna Computing, Inc. for Mr. Belizaire’s coverage under Soluna Computing, Inc.’s group health plan during the 18-month period following the termination of his employment to the same extent that it was paying for such coverage immediately prior to his termination.

Pursuant to the employment agreement, Soluna Computing, Inc. and Mr. Belizaire entered into a proprietary rights and restrictive covenants agreement that contains provisions with respect to safeguarding Soluna Computing, Inc.’s proprietary and confidential information, as well as non-solicitation and non-compete provisions.

Effective May 1, 2023, Mr. Belizaire was appointed as Chief Executive Officer of Soluna Holdings, Inc. In conjunction with the appointment, there will be an amendment and new agreement to Mr. Belizaire’s current employment role, which is still currently being reviewed and amended as of the date of this report.

Consulting Agreement

Effective as of April 24, 2023, the Company entered into a consulting agreement with David Michaels, a director of the Company, to serve as interim chief financial officer. The agreement provides for a four-month term providing for consulting fees of $25,000 per month.

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Long-Term Equity Incentive Compensation

Equity awards typically take the form of stock options, restricted stock grants, or restricted stock units under our equity compensation plans. Authority to make equity awards to executive officers rests with the Compensation Committee. In determining the size of awards for new or current executives, the Compensation Committee consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

●	procurement and maintenance of original equipment manufacturer alliance/strategic agreements;

●	manufacturing readiness;

●	financing targets;

●	gross revenue and profit goals;

●	operating expense improvements; and

●	product launches, new product introductions, or improvements to existing products or product-intent prototypes.

These performance measurements support various initiatives identified by the Board as critical to our future success, and are either expressed as absolute in terms of success or failure or will be measured in more qualitative terms.

The timing of all equity awards for our named executive officers have coincided with either employment anniversary dates or our annual meeting dates, or such equity awards are granted at the next scheduled meeting of the Compensation Committee following the completion or assignment of the applicable objectives. We do not time equity grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information as to equity awards granted by the Company and held by Michael Toporek, John Belizaire, Jessica Thomas, Philip Patman, Jr., and Mary O’Reilly outstanding as of December 31, 2022.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Toporek	7,500					0.90	12/12/2028	—	—
	166,667	(2)	333,333	(2)		0.84	5/13/2027
Jessica L. Thomas			12,500			0.70	07/01/2030	—		30,731		273,493
John Belizaire								—		53,776		657,680
Philip Patman, Jr.								—		38,820	(1)	129,659
Mary O’Reilly								—		20,937		122,740

(1)	Mr. Patman, Jr. resigned from the Company effective, April 21, 2023, however his restricted stock units were approved by the Compensation Committee for acceleration prior to original vesting.

(2)	The stock options are scheduled to vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each such anniversary.

Director Compensation for Fiscal Year 2022

On December 20, 2021, the Board’s Compensation Committee authorized non-employee directors to receive cash compensation of $6,250 per quarter and 20,500 restricted stock units vesting over three years with 37% vesting in 12 months, an additional 33% vesting in 24 months and the final 30% vesting from the date of the grant, with additional consideration for the Chairman of the Board of $7,500 per quarter and 40,000 restricted stock units with a three year vesting similar to above. In addition any member of the Board serving as a chairperson of any committee of the Board will receive cash compensation of $3,750 per quarter and 20,500 restricted stock units with a three year vesting similar to above, and each member of the Executive Committee will receive a cash consideration of $3,750 per quarter and 20,500 restricted stock units vesting over three years similar to the terms above. On January 14, 2022, the Board approved (a) payment of annual cash compensation to the members of the Board, as follows: (i) $60,000 per annum and 60,500 restricted stock units to the director then serving as the chairperson of the Board, (ii) $50,000 per annum and 41,000 restricted stock units to each director then serving as a chairperson of any of the committees of the Board, (iii) $35,000 per annum and 20,500 restricted stock units to each other director then serving as member of the Board, and (iv) $15,000 per annum and 20,500 to each member of the Executive Committee. On November 22, 2022, the Board of Board of Directors approved in lieu of quarterly cash payments for the Board for September 30, 2022 and December 31, 2022, the Board has deemed to grant non-qualified stock options to purchase an aggregate of up to 539,064 shares of the Company’s common stock, in which 50% was vested immediately and 50% on December 31, 2022. Future director compensation will be determined by the Compensation Committee. Directors who are also our employees, in particular Mr. Toporek and Mr. Belizaire, are not compensated for serving on the Board.

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The following table details the total compensation of the directors for the fiscal year ended December 31, 2022  for service as a director.

	Fees Earned or Paid in Cash	Stock awards	Stock options	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)
John Bottomley	25,000	412,050	74,219	511,269
William Hazelip	17,500	221,195	51,954	290,649
Edward R. Hirshfield	17,500	221,195	51,954	290,649
Matthew E. Lipman	25,000	412,050	74,219	511,269
Thomas J. Marusak	25,000	442,390	74,219	541,609
David C. Michaels	25,000	442,390	74,219	541,609
William P. Phelan	37,500	843,650	111,329	992,479
Michael Toporek	—	—	—	—
John Belizaire	—	—	—	—

(1)	The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by the directors in 2022, consisting of a $8,750 quarterly cash fee, $6,250 for each quarter for Mr. Phelan for service as the Chairman of the Board, $3,750 for each quarter for Mr. Michaels, Mr. Hirshfield and Mr. Marusak for serving as the Chair of Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, and $3,750 for each quarter for Mr. Lipman, Mr. Phelan, and Mr. Bottomley for serving on the Executive Committee, respectively. Mr. Toporek and Mr. Belizaire were not compensated for serving on the Board because they were employees of the Company. In the third and fourth quarter of 2022, in lieu of cash payments, the Board members received stock options for their services on the Board and respected committee assignments.

(2)	The amount equals 20,500 shares of restricted stock units for Mr. Hirshfield, Mr. Hazelip, and Mr. Bottomley, 41,000 shares of restricted stock units for Mr. Marusak, Mr. Michaels, and Mr. Lipman, and 60,500 shares of restricted stock units for Mr. Phelan multiplied by the closing price of such shares on January 14, 2022, the award date. In addition, 20,500 shares of restricted stock units for Mr. Lipman, Mr. Phelan, and Mr. Bottomley were awarded on January 26, 2022 in which also get added to the stock awards calculation. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All shares of restricted stock awards and units vest in three equal annual installments beginning on January 14, 2023 and January 26, 2023, which is the first anniversary of the date on which the awards were granted.

(3)	Mr. Toporek and Mr. Belizaire were not compensated for serving on the Board because they were employees of the Company.

(4)	On November 22, 2022, the Board of Board of Directors approved in lieu of quarterly cash payments for the Board for September 30, 2022 and December 31, 2022, the Board has deemed to grant non-qualified stock options to purchase an aggregate of up to 539,064 shares of the Company’s common stock, in which 50% was vested immediately and 50% on December 31, 2022.. Each grant was priced based on a 25% premium to the closing market stock price of SLNH on grant date, and determined based on quarterly cash compensation per each member of the Board.

Summary of the Company’s Equity Incentive Plans

General Plan Information

As of December 31, 2022, the Company had three equity compensation plans pursuant to which equity awards could be granted or under which equity awards were outstanding – the Amended and Restated 2012 Plan (the “2012 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”), and the Amended and Restated 2021 Plan (together with the 2012 Plan and the 2014 Plan, the “Plans”).

Additionally, the Company’s stockholders approved the Third Amended and Restated 2021 Plan and the Company’s 2023 Stock Incentive Plan at a special meeting of stockholders on March 10, 2023 (the “2023 Plan” and, together with the 2012 Plan, the 2014 Plan and the 2021 Plan, the “Plans”). The Third Amended and Restated 2021 Plan and the 2023 Plan were adopted by the Board on February 10, 2023 and approved by our stockholders on March 10, 2023.

2012 Plan

The 2012 Plan, was adopted by the Board on April 14, 2012 and approved by our stockholders on June 14, 2012. The 2012 Plan was amended and restated by the Board effective October 20, 2016 to (i) permit the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2012 Plan and (ii) permit another agreement entered into between the Company and the award grantee, in addition to the award agreement, to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient’s service with the Company. The 2012 Plan provides that an aggregate of 600,000 shares of Common Stock may be awarded or issued pursuant to the 2012 Plan. The number of shares of Common Stock that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split, and other dilutive changes in the Common Stock. Under the 2012 Plan, the Board is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to employees, officers, directors, consultants, and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2022, options to purchase 61,875 shares of Common Stock were outstanding under the 2012 Plan, of which 61,875 were exercisable.

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2014 Plan

The 2014 Plan was adopted by the Board on March 12, 2014 and approved by our stockholders on June 11, 2014. The 2014 Plan provides an aggregate number of 500,000 shares of Common Stock that may be awarded or issued under the 2014 Plan. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares, or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards, and other stock-based awards to employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2022, options to purchase 36,751 shares of Common Stock were outstanding under the 2014 Plan, of which 21,750 were exercisable.

2021 Plan

The 2021 Plan was adopted by the Board on February 12, 2021, and approved by the stockholders on March 25, 2021. The 2021 Plan was amended and restated effective as of October 29, 2021, and May 27, 2022, respectively. The 2021 Plan authorizes the Company to issue shares of common stock upon the exercise of stock options, the grant of restricted stock awards, and the conversion of restricted stock units (collectively, the “Awards”). The Compensation Committee has full authority, subject to the terms of the 2021 Plan, to interpret the 2021 Plan and establish rules and regulations for the proper administration of the 2021 Plan. Subject to certain adjustments as provided in the 2021 Plan, the maximum aggregate number of shares of the Company’s common stock that may be issued under the 2021 Plan (i) pursuant to the exercise of options, (ii) as shares or restricted stock and (iii) in settlement of RSUs shall be limited to (A) during the Company’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”), 1,460,191 Shares, (B) for the period from January 1, 2022 to June 30, 2022, fifteen percent (15%) of the number of Shares outstanding on January 3, 2022, which was the first trading day of 2022, and (C) beginning with the third quarter of the Company’s fiscal year ending December 31, 2022 (the “2022 Fiscal Year”), fifteen percent (15%) of the number of Shares outstanding as of the first trading day of each quarter, net of any Shares awarded in the previous quarter(s). Subject to certain adjustments as provided in the 2021 Plan, (i) shares subject to the 2021 Plan shall include shares reverted back to the Company pursuant the 2021 Plan in a prior year or quarter, as applicable, as provided herein and (ii) the number of shares that may be issued under the 2021 Plan may never be less than the number of shares that are then outstanding under (or available to settle existing) Awards. As of December 31, 2022, options and restricted stock to purchase 2,041,753 shares of Common Stock were outstanding under the 2021 Plan, of which 870,331 were exercisable, with 114,725 shares reserved for future grants of equity awards under the 2021 Plan.

On March 10, 2023, at the Special Shareholder Meeting, the Third Amended and Restated 2021 Stock Incentive Plan was approved. The Third Amended and Restated 2021 Plan will, among other things, (a) increase the number of shares of our Common Stock reserved for issuance thereunder, on a quarterly basis, to 18.75% of the shares of our Common Stock outstanding on the measurement date and (b) allow us to grant awards of shares of our 9.0% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) (with and without restrictions). Subject to certain adjustments as provided in the Third Amended and Restated 2021 Plan, the maximum aggregate number of shares of our Common Stock that may be issued under the Third Amended and Restated 2021 Plan (excluding the number of shares of our Common Stock subject to Specified Awards (as defined below)) (i) pursuant to the exercise of stock options, (ii) as unrestricted or restricted Common Stock, and (iii) in settlement of RSUs shall be limited to, beginning with the first quarter of our fiscal year ending December 31, 2023 (or January 1, 2023), 18.75% of the number of shares of our Common Stock outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided in the Third Amended and Restated 2021 Plan, the maximum aggregate number of shares of our Series A Preferred Stock that may be issued under the Third Amended and Restated 2021 Plan as unrestricted or restricted Series A Preferred Stock shall equal $3,600,000 valued as of the effective date of the Third Amended and Restated 2021 Plan as determined at the lower of the closing price of our Series A Preferred Stock on Nasdaq on such date or the average of the daily volume weighted average price of our Series A Preferred Stock on Nasdaq as reported by Bloomberg L.P. for a period of five (5) consecutive trading days ending on such date. Subject to certain adjustments as provided in the Third Amended and Restated 2021 Plan, (i) shares of our Common Stock and Series A Preferred Stock, as applicable, subject to the Third Amended and Restated 2021 Plan shall include shares of our Common Stock and Series A Preferred Stock, as applicable, which revert back to the Third Amended and Restated 2021 Plan in a prior quarter or fiscal year, as applicable, pursuant to the paragraph below, and (ii) the number of shares of our Common Stock and Series A Preferred Stock, as applicable, that may be issued under the Third Amended and Restated 2021 Plan may never be less than the number of shares of our Common Stock and Series A Preferred Stock, as applicable, that are then outstanding under (or available to settle existing) 2021 Plan Award grants.

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For purposes of the Third Amended and Restated 2021 Plan, “Specified Awards” means (i) 2021 Plan Awards issued to Eligible Persons who are not employed or engaged by us or any of our subsidiaries as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023, and (ii) 2021 Plan Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023. The exclusion of Specified Awards from the determination of the maximum aggregate number of shares of our Common Stock available for issuance under the Third Amended and Restated 2021 Plan could have material effect on the number of shares of our Common Stock available for issuance thereunder and could have a material dilutive effect on our stockholders.

2023 Plan

The 2023 Plan was adopted by the Board on February 10, 2023, and approved by the stockholders on March 10, 2023. The 2023 Plan sets the number of shares of our Common Stock reserved for issuance thereunder, on a quarterly basis, to 9.75% of the shares of our Common Stock outstanding on the measurement date. Subject to certain adjustments as provided in the 2023 Plan, the maximum aggregate number of shares of our Common Stock that may be issued under the 2023 Plan (excluding the number of shares of our Common Stock subject to Specified Awards (as defined below)) (i) pursuant to the exercise of stock options, (ii) as unrestricted or restricted Common Stock, and (iii) in settlement of RSUs shall be limited to, beginning with the first quarter of our fiscal year ending December 31, 2023 (or January 1, 2023), 9.75% of the number of shares of our Common Stock outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided in the 2023 Plan, (i) shares of our Common Stock subject to the 2023 Plan shall include shares of our Common Stock which revert back to the 2023 Plan in a prior quarter pursuant to the paragraph below, and (ii) the number of shares of our Common Stock that may be issued under the 2023 Plan may never be less than the number of shares of our Common that are then outstanding under (or available to settle existing) 2023 Plan Award grants.

For purposes of the 2023 Plan, “Specified Awards” means (i) 2023 Plan Awards issued to Eligible Persons who are not employed or engaged by us or any of our subsidiaries as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023, and (ii) 2023 Plan Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023. The exclusion of Specified Awards from the determination of the maximum aggregate number of shares of our Common Stock available for issuance under the 2023 Plan could have material effect on the number of shares of our Common Stock available for issuance thereunder and could have a material dilutive effect on our stockholders.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents certain information as of December 31, 2022, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,140,379	$2.52	114,725	(2)

(1)	The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

(2)	Effective on March 10, 2023, when the stockholders approved the Third Amended and Restated 2021 Plan, on the first trading day of each quarter, the number of shares of our Common Stock reserved for issuance under the Third Amended and Restated 2021 Plan will increase by an amount equal to fifteen percent (15%) of the number of shares of our Common Stock outstanding on such date. On the first trading day of each quarter commencing January 1, 2023, the number of shares of our Common Stock reserved for issuance under the Third Amended and Restated 2021 Plan will increase by an amount equal to 18.75% of the number of shares of Common Stock outstanding on such date.

Prerequisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly-held technology companies.

PAY VERSUS PERFORMANCE

In August 2022, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring companies to disclose the relationship between executive compensation actually paid and the Company’s financial performance.

The following table sets forth specified executive compensation and financial performance measures over a two-year lookback period.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (in thousands of dollars)
2022	$313,846	$(3,645,896)	$290,113	$117,286	228	$(99,095)
2021	3,785,423	5,776,211	675,499	685,276	6	$(5,261)

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2022	PEO	Non-PEO NEOs
Summary Compensation Table Total	$313,846	$290,113
Less: Grant-Date Fair Value of Equity Awards	0	-38,575
Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year End
	0	3,953
Fair Value of Equity Awards Granted During the Year that Vested During the Year
	0	0
Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End
	-3,499,997	-104,126
Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year
	-459,745	-34,080
Compensation Actually Paid	$(3,645,896)	$117,286

2021	PEO	Non-PEO NEOs
Summary Compensation Table Total	$3,785,423	$675,499
Less: Grant-Date Fair Value of Equity Awards	-3,420,000	-528,539
Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year End
	5,380,000	142,685
Fair Value of Equity Awards Granted During the Year that Vested During the Year
	0	352,528
Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End
	11,344	37,813
Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year
	19,444	5,292
Compensation Actually Paid	$5,776,211	$685,276

In 2022, the compensation actually paid to the PEO increased (dropped) 163% from $5,776,211 to ($3,645,896) and the average compensation actually paid to the non-PEO NEOs increased (dropped) (83)% from $685,276 to $117,286.  In comparison, net loss increased 1,783% from $(5,261,000) to $(99,095,000) and total shareholder return fell 97% from $228 to $6.  In 2021, net loss increased 370% from a net income of $1,946,000 to a net loss$(5,261,000) and total shareholder return increased 128% from $100.00 to $228.

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ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding shares of Common Stock beneficially owned as of May 4, 2023, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power.

Name and Address of Beneficial Owner(2)	Number(2)	Percent of Class(1)
Executive Officers
Michael Toporek(5)(10)	4,111,301	15.2%
John Belizaire(15)	90,322	*
Jessica L. Thomas(3)(18)	47,927	*
Philip F. Patman, Jr.(14)(20)	138,820	*
Mary Jennifer O’Reilly(16)	32,787	*
David C. Michaels (4)(9)	278,372	1.0%

Non-Employee Directors
Matthew E. Lipman(7)(10)	3,891,495	14.4%
William P. Phelan(13)	432,415	1.6%
Thomas J. Marusak(8)	344,420	1.3%
Edward R. Hirshfield(6)	103,873	*
William Hazelip(12)	109,873	*
John Bottomley(11)	101,295	*
All current directors and executive officer as a group (12 persons)	5,932,900	22.0%

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC(10) 232 Madison Avenue, Suite 600 New York, NY 10016	3,750,000	13.9%

Justin R. Dopieral and related entity: DOMO Capital Management, LLC (17) N112 W.16298 Mequon Rd., Suite No. 111, Germantown Wisconsin, 53022	1,714,144	6.3%

Alpha Capital Anstalt (19) Altenbach 8, FL-9490 Vaduz, Lietchenstein	2,217,450	8.2%

* Less than 1%

(1)	Based on 27,019,259 shares of Common Stock outstanding on May 4, 2023, and, with respect to each individual holder, rights to acquire shares of Common Stock exercisable within 60 days of May 4, 2023.

(2)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)	Includes 7,500 shares of restricted Common Stock held by Ms. Thomas that are subject to forfeiture and 12,500 exercised shares of restricted Common Stock issued to Ms. Thomas, including 6,969 shares of restricted Common Stock withheld to satisfy Ms. Thomas’s tax obligation upon the exercise of 12,500 stock options granted to Ms. Thomas. Includes 8,854 restricted stock units that vested as of May 4, 2023and 26,042 restricted stock units that will vest within 60 days of May 4, 2023. Excludes 15,104 restricted stock units that will vest on a monthly basis for three years, and 10,000 restricted stock units that will vest in two equal installments of 50% on December 1, 2023 and December 1, 2024, in each case subject to the reporting person remaining in the service of our company on each such vesting date.

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(4)	Serving as Interim Chief Financial Officer effective April 21, 2023.

(5)	Includes 7,500 shares of restricted Common Stock held by Mr. Toporek that are subject to forfeiture, of which 3,366 were withheld to satisfy Mr. Toporek’s tax obligation upon the vesting of the 7,500 restricted stock units, and 174,167 shares of Common Stock issuable to Mr. Toporek upon exercise of stock options exercisable as of May 4, 2023, and 166,667 stock options exercisable that will vest within 60 days ofpril 24, 2023. Also includes 3,750,000 shares of Common Stock owned by Mr. Toporek indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(6)	Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Hirshfield remaining in the service of our company on each such vesting date. Includes 88,788 shares of Common Stock issuable to Mr. Hirshfield upon exercise of stock options exercisable within 60 days of May 4, 2023.

(7)	Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the date of the grant, or January 14, 2023, 33% vest 24 months from the date of the grant, or January 14, 2024, and 30% vest 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Lipman remaining in the service of our company on each such vesting date. Excludes 12,915 of 20,500 restricted stock units , which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Lipman remaining in the service of our company on each such vesting date. Includes 7,500 shares of restricted Common Stock held by Mr. Lipman that are subject to forfeiture, and 112,225 shares of Common Stock issuable to Mr. Lipman upon exercise of stock options exercisable within 60 days of May 4, 2023. Also includes 3,750,000 shares of Common Stock owned by Mr. Lipman indirectly pursuant to his position with Brookstone Partners XXIV and/or its affiliates.

(8)	Excludes 25,830 of 41,000 restricted stock units representing shares of Common Stock, which shall vest 12 months from the date of the grant, or January 14, 2023, 33% vest 24 months from the date of the grant, or January 14, 2024, and 30% vest 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Marusak remaining in the service of our company on each such vesting date. Includes 15,233 shares of restricted Common Stock held by Mr. Marusak that are subject to forfeiture and 107,850 shares of Common Stock issuable to Mr. Marusak upon exercise of stock options exercisable within 60 days of May 4, 2023.

(9)	Excludes 25,830 of 41,000 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Michaels remaining in the service of our company on each such vesting date. Includes 17,733 shares of restricted Common Stock held by Mr. Michaels that are subject to forfeiture and 147,725 shares of Common Stock issuable to Mr. Michaels upon exercise of stock options exercisable within 60 days of May 4, 2023.

(10)	Representatives of Brookstone XXIV have provided us the following information: As the Manager of Brookstone XXIV, Brookstone Partners I.A.C. may be deemed to beneficially own the shares of Common Stock owned directly by Brookstone XXIV. Michael Toporek is President of Brookstone Partners I.A.C. and Matthew Lipman is Secretary of Brookstone Partners I.A.C. and share voting and dispositive power over the shares of Common Stock owned by Brookstone XXIV. As a result of the foregoing, in computing the beneficial ownership of all executive officers and directors, as a group, the 3,750,000 shares of Common Stock owned indirectly by each of Mr. Toporek and Mr. Lipman, as a result of their interests in Brookstone XXIV and/or its affiliates, is only counted once. The address of each of Brookstone XXIV, Brookstone Partners I.A.C., Michael Toporek, and Matthew Lipman is 232 Madison Avenue, Suite 600, New York, New York 10016.

(11)	Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Bottomley remaining in the service of our company on each such vesting date. Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Bottomley remaining in the service of our company on each such vesting date. Includes 78,125 shares of Common Stock issuable to Mr. Bottomley upon exercise of stock options exercisable within 60 days of May 4, 2023.

(12)	Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Hazelip remaining in the service of our company on each such vesting date. Excludes 2,500 of 7,500 restricted stock units which shall vest as follows: 1/3rd on March 25, 2022, 1/3rd on March 25, 2023, and 1/3rd on March 25, 2024. Includes 91,288 shares of Common Stock issuable to Mr. Hazelip upon exercise of stock options exercisable within 60 days of May 4, 2023.

(13)	Excludes 38,115 of 60,05 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vests 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Phelan remaining in the service of our company on each such vesting date. Excludes 12,915 of 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Phelan remaining in the service of our company on each such vesting date. Includes 25,000 shares of restricted Common Stock held by Mr. Phelan that are subject to forfeiture and 150,038 shares of Common Stock issuable to Mr. Phelan upon exercise of stock options exercisable within 60 days of May 4, 2023.

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(14)	Mr. Patman. resigned from the Company effective April 21, 2023, however, this includes 138,820 restricted stock units in which were approved by the Compensation Committee for acceleration representing shares of Common Stock which have vested as of May 4, 2023.

(15)	Includes 84,171 shares of restricted Common Stock held by Mr. Belizaire that are subject to forfeiture.

(16)	Excludes 7,392 of 14,782 restricted stock units representing shares of Common Stock, which shall vest as follows: 25% vest six months from the grant date, or May 1, 2022, the remaining restricted stock units vest ratably over the succeeding 36 month period, with one-thirty-sixth of such restricted stock units vesting on the last day of each such complete calendar month. Includes 25,616 restricted stock units that will vest within 60 days of May 4, 2023.

(17)	The information was based upon Schedule 13G/A filed with the SEC on January 24, 2023 by DOMO Capital Management, LLC and Mr. Dopierala. Both DOMO Capital Management, LLC and Mr. Dopierala may be deemed to beneficially own 1,682,923 of the reported shares as a result of the direct or indirect power to vote or dispose of such shares. DOMO Capital Management, LLC and Mr. Dopierala have shared voting power over 1,682,923 shares of Common Stock, and shared dispositive power over 1,682,923 shares of Common Stock. Mr. Dopierala has sole voting power over 34,211 shares of Common Stock and sole dispositive power over 28,000 shares of Common Stock.

(18)	No longer serving as Chief Financial Officer of the Company, effective as of August 16, 2022, and is currently serving as Chief Accounting Officer.

(19)	The information was based upon Schedule 13G filed with the SEC on March 30 2023 by Alpha Capital Anstalt. Alpha Capital Alstalt may be deemed to beneficially own 2,217,450 of the reported shares as a result of the direct or indirect power to vote or dispose of such shares. Alpha Capital Anstalt has sole voting power over 2,217,450 shares of Common Stock.

(20)	Served as Chief Financial Officer, Secretary and Treasurer of the Company, effective as of August 16, 2022 through his resignation on April 21, 2023.

HEDGING POLICY

The Company’s insider trading policy prohibits hedging transactions by all of our directors, officers, and employees, whether obtained through our employee benefit plans or otherwise. The hedging prohibition in the policy is excerpted below:

Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers, and employees are prohibited from engaging in any such transactions.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this Proxy Statement.

In order to be included in the proxy materials for the Company’s annual meeting of stockholders to be held in 2024, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 15, 2023. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2024 annual meeting of stockholders, if the Company does not receive notice of any such proposal to be presented at the 2024 annual meeting of stockholders on or before February 28, 2024, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We do not know of any matters that will be brought before the Annual Meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by June 29, 2023, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

By Order of the Board of Directors,

/s/ Jessica Thomas
Jessica Thomas
Corporate Secretary

Albany, New York
May 30, 2023

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Appendix A

Statement of Change Pursuant to NRS 78:209

Reverse Stock Split. Upon the filing (the “Effective Time”) of this Statement of Change pursuant to Section 78:209 of the Nevada Revised Statutes, each (  ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (  ) fully paid and nonassessable shares of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Statement of Change. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the Reverse Stock Split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

A-1

Appendix B

SOLUNA HOLDINGS, INC.

AMENDED AND RESTATED 2023 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of the Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan (this “Plan”) is to promote the interests of Soluna Holdings, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). This Plan is expected to contribute to the attainment of these objectives by enabling the Company to compensate Eligible Persons utilizing shares of common stock, par value $0.001 per share, of the Company (“Common Shares”), in addition to cash, and to grant to Eligible Persons Common Shares which may be unrestricted or restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, this Plan is expected to contribute to the attainment of these objectives by providing for grants to Eligible Persons of (i) the right to receive Common Shares at a specific future time (“RSUs”) and (ii) stock options (“Options”), which Options may be exercised for Common Shares.

2.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Company does not have a Compensation Committee, in which case this Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of this Plan, the Committee shall be authorized to interpret this Plan; to establish, amend and rescind any rules and regulations relating to this Plan; and to make all determinations necessary or advisable for the administration of this Plan. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan.

3.	ELIGIBILITY

The class of individuals eligible to receive Common Shares, Restricted Stock, Restricted Stock Units or Options (the “Awards”) under this Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under this Plan shall hereinafter be referred to as a “Participant” or collectively as “Participants.”

4.	SHARES SUBJECT TO THIS PLAN

(a)	Share Reserve and Limitation of Grants. Subject to certain adjustments as provided herein, the maximum aggregate number of Common Shares that may be issued hereunder (excluding the number of Common Shares subject to Specified Awards (as hereinafter defined)) (i) pursuant to the exercise of Options, (ii) as unrestricted Common Shares or Restricted Stock, and (iii) in settlement of RSUs shall be limited to, beginning with the third quarter of our fiscal year ending December 31, 2023 (or July 1, 2023), 23.75% of the number of Common Shares outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided herein, (A) Common Shares subject to this Plan shall include Common Shares which reverted back to this Plan pursuant to Section 4(b) below in a prior quarter, and (B) the number of Common Shares that may be issued under this Plan may never be less than the number of Common Shares that are then outstanding under (or available to settle existing) Awards. For purposes of determining the number of Common Shares available under this Plan, Common Shares withheld by the Company to satisfy applicable tax withholding or exercise price obligations pursuant to Section 10(e) of this Plan shall be deemed issued under this Plan.

B-1

(b)	Reversion of Shares. In the event that, prior to the date this Plan shall terminate in accordance with Section 8 hereof, any Award granted under this Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Common Shares, or any shares of Restricted Stock are forfeited back to the Company, then the Common Shares subject to such Award may be made available for subsequent Awards under the terms of this Plan.

(c)	Specified Awards. As used in this Plan, “Specified Awards” shall mean (i) Awards to Eligible Persons who are not employed or engaged by the Company or any of its subsidiaries as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2023 and (ii) Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2023.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a)	In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Committee shall approve and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b)	Duration. The duration of each Option shall be as specified by the Committee.

(c)	Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of the Common Shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of this Plan and except as may be otherwise explicitly provided in this Plan or in any Award agreement, the Fair Market Value of a Common Share at any particular date shall be determined according to the following rules:

(i) If the Common Shares are not at the time listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market LLC (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Shares in the most recent trade of a substantial number of Common Shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect;

(ii) If the Common Shares are at the time listed or admitted to trading on any national securities exchange or Nasdaq, then Fair Market Value shall mean the Closing Price (as defined below) for the Common Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Common Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii) If the Common Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Common Shares, as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

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(d)	Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(f) of the exercise price for the number of Common Shares for which the Option is exercised. Common Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those Common Shares shall be terminated, unless the Committee otherwise agrees.

(e)	Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Common Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Internal Revenue Code Section 409A including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(f)	Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Common Shares will be delivered or deemed to be delivered to Participants. As determined by the Committee, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (ii) delivery (by either actual delivery or attestation) of previously-acquired Common Shares based on the Fair Market Value of the Common Shares on the date the Option is exercised; (iii) withholding of Common Shares from the Option based on the Fair Market Value of Common Shares on the date the Option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Committee.

(g)	Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(h)	Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(i)	Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(j)	No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Common Shares covered by an Option until becoming the record holder of the Common Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued (or equivalent book reporting is made), other than as required or permitted pursuant to Section 7.

(k)	Treatment of Options Upon Termination or Change in Control. Each agreement underlying an Option Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of any unvested Options. Whether any such right shall apply to a particular Option Award shall be determined in the sole discretion of the Committee.

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6.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUs

(a)	Stock awards and RSUs. The Committee may grant Awards in the form of Common Shares, shares of Restricted Stock and/or RSUs (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the Common Shares at their issue price or other stated or formula price (or to require forfeiture of the Common Shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Stock Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(b)	Form of Settlement. RSUs may be settled in cash or Common Shares, subject to the discretion of the Committee.

(c)	Procedures Relating to Stock Awards. A Restricted Stock agreement or RSU agreement shall evidence the applicable Stock Award and shall contain such terms and conditions as the Committee shall provide. A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Common Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Common Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Common Shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them (subject to applicable withholding) to the Participant upon vesting.

Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Common Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(d)	Additional Matters Relating to RSUs.

(i) Each grant of RSUs shall constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Committee and set forth in the RSU agreement (the “Deferral Period”) of such conditions as the Committee may specify.

(ii) Each grant of RSUs may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

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(iii) Each grant shall provide that the RSUs covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control (as defined below) of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than fifty percent (50%) of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Common Shares issuable pursuant to the RSUs and shall not have any right to vote such Common Shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis.

(v) Each grant of RSUs shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

(e)	Treatment of Stock Award Upon Termination or Change in Control. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Stock Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of a Stock Award. Whether any such right shall apply to a particular Stock Award shall be determined in the sole discretion of the Committee.

7.	ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the Common Shares, the Board shall appropriately adjust the aggregate number of Common Shares (including Common Shares underlying Options) available for Awards under this Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

8.	EFFECTIVE DATE, DURATION OF PLAN AMENDMENT AND TERMINATION

This Plan shall become effective on the date of the adoption of this Plan by the Board (the “Effective Date”). This Plan shall automatically terminate on the tenth (10th) anniversary of this Plan’s Effective Date. The Board may terminate, suspend or amend this Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; or (b) the rules of any exchange on or through which the Common Shares are then listed or traded. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by the Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate and all Awards granted during such twelve (12) month period shall be terminated. If this Plan is terminated as a result of automatic termination on the tenth (10) anniversary as provided in this Section 8 or pursuant to action of the Board or any other terms of this Plan, then, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

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9.	APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Common Shares (including Restricted Stock, Common Shares underlying Options upon their exercise, and Common Shares issued in connection with RSUs) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Common Shares, Restricted Stock, RSUs or Options shall be issued under this Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Common Shares issued under this Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Common Shares are then listed or traded or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any stock certificates issued (or book entries) under this Plan to make appropriate reference to restrictions within the scope of this Section 9 or other provisions of this Plan. To the extent not preempted by federal law, the validity, construction and effect of this Plan, any rules and regulations relating to this Plan and all agreements hereunder shall be determined and construed in accordance with and governed by the laws of the State of Nevada, without regard to the principles of conflicts of law.

10.	MISCELLANEOUS

(a)	Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c)	No Guarantee of Employment or Continuation of Service Relationship. Neither this Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary or give the Company or a subsidiary the right to require continued employment or services.

(d)	Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Internal Revenue Code, including without limitation, as applicable, Sections 409A and 422 through 424 of the Internal Revenue Code, determine the effect of vesting, stock dividend and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

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(e)	Tax Withholding. To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the Common Shares to be issued or by accepting delivery from the Participant of Common Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Common Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Common Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Common Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)	Use of Proceeds. The proceeds from the sale of Common Shares pursuant to Awards shall constitute general funds of the Company.

(g)	Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws. The Board shall have the right to amend this Plan, consistent with its authority to amend this Plan as set forth in Section 8, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to this Plan. The Board may delegate this authority to the Committee.

(h)	Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Internal Revenue Code. The Committee shall interpret and apply this Plan to that end and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Internal Revenue Code.

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SOLUNA

SOLUNA HOLDINGS, INC.
325 WASHINGTON AVENUE EXTENSION
ALBANY, NY 12205

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SLNH2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19079-P96333

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLUNA HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Hazelip nominee for a three-year term
02) Thomas J. Marusak nominee for a three-year term
03) Michael Toporek nominee for a three-year term

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote FOR ONCE EVERY 3 YEARS the following proposal:

	3 Years	2 Years	1 Year	Abstain
6. Selection of frequency for future non-binding proposals on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K), and Form of Proxy Card are available at www.proxyvote.com.

V19080-P96333

SOLUNA HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 29, 2023

The stockholder(s) hereby appoint(s) Mr. Michael Toporek, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Soluna Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, June 29, 2023, virtually at www.virtualshareholdermeeting.com/SLNH2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, AND 5, AND FOR EVERY 3 YEARS ON PROPOSAL 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE